As filed with the Securities and Exchange Commission Via EDGAR

                            Registration No. _______



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1993

                                 RAG SHOPS, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                 51-0333503
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

        111 Wagaraw Road, Hawthorne, New Jersey 07506-2711 (973) 423-1303
      (Address including zip code and telephone number, including area code of Registrant's Principal Executive Offices)

                                 RAG SHOPS, INC.
                         1999 INCENTIVE STOCK AWARD PLAN
                            (Full title of the plan)

                           Stanley U. North III, Esq.
                Sills Cummis Radin Tischman Epstein & Gross, P.A.
                              One Riverfront Plaza
                            Newark, New Jersey 07102
                                 (973) 643-7000

        (Name, address including zip code and telephone number, including area code, of agent for service)





                         Calculation Of Registration Fee

Title of securities to be    Amount to be       Proposed maximum             Proposed maximum        Amount of registration
      registered             registered     offering price per unit(1)    aggregate offering price            fee

Common Stock, $.01           300,000                 $2.36                       $708,000                     $278
      par value


(1)  Estimated,  pursuant to Rule 457(h),  solely for the purpose of calculating the registration fee.


EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with the requirements of Form S-8 and Form S-3. The Form S-8 portion of this Registration Statement will be used for offers of Common Stock of the Registrant pursuant to the Registrant's 1999 Incentive Stock Award Plan (the "1999 Plan"). The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and will be used for reofferings or resales of Common Stock to be acquired by the class of persons named therein pursuant to the 1999 Plan. A cross reference sheet is provided for such prospectus.

                                 RAG SHOPS, INC.

                                _________________

                              Cross-Reference Sheet
                    Pursuant to Item 501(b) of Regulation S-K


      Form S-3 Item and Heading                       Location in Prospectus

I.    Forepart of Registration Statement and          Front Cover Page
      Outside Front Cover Page of Prospectus

II.   Inside Front and Outside Back Cover Pages       Inside Front Cover Page
      of Prospectus

III.  Summary Information, Risk Factors and           The Company
      Ratio of Earnings to Fixed Charges

IV.   Use of Proceeds                                 Not applicable

V.    Determination of Offering Price                 Not applicable

VI.   Dilution                                        Not applicable

VII.  Selling Security Holders                        Selling Stockholders

VIII. Plan of Distribution                            Plan of Distribution

IX.   Description of Securities to be Registered      Not applicable

X.    Interests of Named Experts and Counsel          Legal Matters; Experts

XI.   Material Changes                                Not applicable

XII.  Incorporation of Certain Information by         Incorporation of Certain
      Reference                                       Documents by Reference

XIII. Disclosure of Commission Position on            Indemnification
      Indemnification for Securities Act
      Liabilities

PROSPECTUS
                                 RAG SHOPS, INC.

                         300,000 Shares of Common Stock
                           (par value $.01 per share)

     This Prospectus relates to the offer and sale of shares of Common Stock of RAG SHOPS, INC. (the "Company"), par value $.01 per share (the "Common Stock"), which may be offered hereby from time to time by any and/or all of the selling stockholders as described herein (the "Selling Stockholders") for their own benefit. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

     All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the National Association of Securities Dealers Automated Quotation (NASDAQ) national market system, or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholders.

     The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

     The Common Stock of the Company is listed on the NASDAQ National Market System under the symbol RAGS. On July 28, 1999 the last reported closing price of the Company's Common Stock on the NASDAQ National Market System was $2.31.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which, or to any person to whom such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company or in any other information contained herein since the date of the Prospectus.


The date of this Prospectus is August 20, 1999.

                                TABLE OF CONTENTS

                                                                            PAGE

Available Information..........................................................3

Incorporation of Certain Documents By Reference................................3

The Company....................................................................4

Selling Stockholders...........................................................4

Plan of Distribution...........................................................6

Legal Matters..................................................................6

Experts........................................................................6

Indemnification................................................................7

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other such information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC, located at 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, or from the SEC's website at http://www.sec.gov.

     In addition, the Company's Common Stock is listed on the NASDAQ National Market System and similar information concerning the Company can be inspected and copied at the National Association of Securities Dealers offices at its
Corporate Financing Department, Executive Office, 1735 K Street, N.W., Washington, D.C.

     This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part and which the Company has filed with the SEC. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which may be inspected at or obtained at prescribed rates from the Public Reference Section of the SEC.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the SEC are incorporated hereby by reference:

     A. The Company's Annual Report on Form 10-K for the fiscal year ended August 29, 1998, filed pursuant to Section 13(a) of the Exchange Act.

     B. The Company's Quarterly Report on Form 10-Q for the quarter ended November 28, 1998, filed pursuant to Section 13(a) of the Exchange Act.

     C. The Company's Quarterly Report on Form 10-Q for the quarter ended February 27, 1999, filed pursuant to Section 13(a) of the Exchange Act.

     D. The Company's Quarterly Report on Form 10-Q for the quarter ended May 29, 1999, filed pursuant to Section 13(a) of the Exchange Act.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all such securities offered hereby have been sold or which deregisters all securities then remaining to be sold shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Steven B. Barnett, Senior Vice President and Chief Financial Officer, Rag Shops, Inc., 111 Wagaraw Road, Hawthorne, New Jersey 07506-2711.


                                   THE COMPANY

     The Corporation was incorporated in the state of Delaware in 1991 as a holding company successor to a New Jersey corporation organized in 1984. The executive offices of Rag Shops, Inc. are at 111 Wagaraw Road, Hawthorne, New Jersey 07506-2711 and its telephone number is (973) 423-1303.


                              SELLING STOCKHOLDERS

     The shares of Common Stock covered by this Prospectus are being registered for reoffers and resales by Selling Stockholders of the Company who may acquire such shares granted pursuant to the terms of the Company's 1999 Incentive Stock Award Plan (the "1999 Plan"). The Selling Stockholders include Business Segment Supervisors; District Managers; Buyers; Framing Supervisors; Store Managers; Department Supervisors; Assistant Store Managers; Assistant Buyers; and Administrative Assistants. These persons will be named by a post-effective amendment hereto or by a prospectus supplement filed pursuant to Rule 424(c) under the Securities Act.

                              PLAN OF DISTRIBUTION


     Any shares of Common Stock sold pursuant to this Prospectus will be sold by the Selling Stockholders for their own accounts and they will receive all proceeds from any such sales. The Company will receive none of the proceeds from the sale of shares which may be offered hereby. The Selling Stockholders have not advised the Company of any specific plans for the distribution of the shares of Common Stock covered by this Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions on the NASDAQ National Market System at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise, at prices related to such prevailing market price or otherwise. If shares of Common Stock are sold through brokers, the Selling Stockholders may pay customary brokerage commissions and charges. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker- dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders and any broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

     There can be no assurances that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.


                                  LEGAL MATTERS


     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Sills Cummis Radin Tischman Epstein & Gross, P.A., Newark, New Jersey.


                                     EXPERTS

     The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended August 29, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

     The Company's Certificate of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted by the Delaware General Corporate Law, as it is now or hereafter may be in effect, indemnify a director, officer or other agent of the Company against his liabilities in connection with any proceeding by or in the right of the Company to procure a judgment in its favor which involves such person by reason of his being or having been such officer, director or other agent; provided, however, that no indemnification shall be made to or on behalf of the Company if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his loyalty to the Company or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

     The Company currently maintains policies of insurance under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors and/or officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Documents Incorporated By Reference

     Rag Shops, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents which have been filed by the Company with the Securities and Exchange Commission (the "SEC"):

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 29, 1998, filed pursuant to Section 13(a) of the of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended November 28, 1998, filed pursuant to Section 13(a) of the Exchange Act.

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended February 27, 1999, filed pursuant to Section 13(a) of the Exchange Act.

          (d) The Company's Quarterly Report on Form 10-Q for the quarter ended May 29, 1999, filed pursuant to Section 13(a) of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

               Not applicable.

Item 5. Interests of Named Experts and Counsel.

               Not applicable.

Item 6. Indemnification of Directors and Officers

               The Company's Certificate of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted by the Delaware General Corporation Law, as it is now or hereafter may be in effect, indemnify a director, officer or other agent of the Company against his liabilities in connection with any proceeding by or in the right of the Company to procure a judgment in its favor which involves such person by reason of his being or having been such officer, director or other agent; provided, however, that no indemnification shall be made to or on behalf of the Company if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his loyalty to the Company or its shareholders,
(b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

     The Company currently maintains policies of insurance under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors and/or officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

               Not Applicable.

Item 8. Exhibits

Exhibit Number                               Exhibit

     4.1                   Rag Shops, Inc. 1999 Incentive Stock Award Plan

     4.2                   Form of 1999 Stock Award Agreement

     5.1 Opinion of Sills Cummis Radin Tischman Epstein & Gross, P.A. as to Legality

     23.1 Consent of Sills Cummis Radin Tischman Epstein & Gross, P.A. (included in Exhibit 5.1)

     23.2                  Consent of Deloitte & Touche LLP

     24 Powers of Attorney (included in the signature pages of this Registration Statement)


Item 9. Undertakings

     The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, post-effective amendments to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1993, as amended (the "Securities Act");
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each such post-effective amendment, and each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hawthorne, New Jersey, on the 20th day of August, 1999.


                               RAG SHOPS, INC.

                               By: /s/ Steven B. Barnett
                                  Steven B. Barnett
                                  Senior Vice President, Chief Financial Officer and Treasurer

                               POWERS OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Steven B. Barnett his true and lawful attorney-in-fact, to sign and file on his behalf individually and in each such capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, as fully as such person could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:


\s\Stanley Berenzweig   Chairman of the Board                   August 20, 1999
Stanley Berenzweig      Chief Executive Officer

\s\Michael Aaronson     President, Chief Operating Officer,     August 20, 1999
Michael Aaronson        Director

\s\Steven B. Barnett    Senior Vice President, Chief Financial  August 20, 1999
Steven B. Barnett       Officer, Treasurer, Director

\s\Evan Berenzweig      Senior Vice President,                  August 20, 1999
Evan Berenzweig         Director

\s\Judith Lombardo      Senior Vice President                   August 20, 1999
Judith Lombardo         Director

\s\Fred J. Damiano      Director                                August 20, 1999
Fred J. Damiano

\s\Alan C. Mintz        Director                                August 20, 1999
Alan C. Mintz

                                  EXHIBIT INDEX

EXHIBIT
NO.                        CAPTION

4.1                        Rag Shops, Inc. 1999 Incentive Stock Award Plan

4.2                        Form of 1999 Stock Award Agreement

5.1                        Opinion of Sills Cummis Radin Tischman
                           Epstein & Gross, P.A. as to Legality

23.1                       Consent of Sills Cummis Radin Tischman
                           Epstein & Gross, P.A.
                           (included in Exhibit 5.1)

23.2                       Consent of Deloitte & Touche LLP

24 Powers of Attorney (included in the signature pages of this Registration Statement)

                                   EXHIBIT 4.1

                                 Rag Shops, Inc.
                         1999 Incentive Stock Award Plan


       AS ADOPTED BY THE STOCK OPTION COMMITTEE AND THE BOARD OF DIRECTORS
                               AS OF JULY 20, 1999

                                 RAG SHOPS, INC.

                         1999 INCENTIVE STOCK AWARD PLAN

                                    Article I
                            PURPOSE AND EFFECTIVENESS

1.14 Purpose. The purpose of the Rags Shops 1999 Incentive Stock Award Plan (the "Plan") is to promote the success of Rag Shops, Inc. (the "Company") by providing a method whereby (i) eligible employees the Company and its Subsidiaries and (ii) independent contractors and consultants providing services to the Company or its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing proprietary interest in the Company's businesses, encouraging them to remain in the employ of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company or its Subsidiaries. The Plan is also intended to aid (i) in attracting persons of exceptional capability to become key employees of the Company and its Subsidiaries and (ii) inducing contractors to agree to provide services to the Company.

1.2 Effective Date. The Plan shall be subject to, and become effective upon, the approval by the affirmative vote of the Board of Directors of the Company.


                                   Article II
                                   DEFINITIONS

2.1 Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

     "Affiliate" of the Company means any corporation, partnership, or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

     "Agreement" means either a restricted shares agreement or restricted shares grant, or an agreement evidencing more than one type of Award, specified in
     Section 7.5, as any such Agreement or grant may be supplemented or amended from time to time.

     "Approved Transaction" means any transaction in which the Board (or, if approval of the board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock would be changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction,
     (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange,
     (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

     "Award" means a grant of Restricted Shares under this Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statue or statues thereto. Reference to any specific Code section shall include any successor section.

     "Committee"  means the option committee of the Board appointed  pursuant to
     Section 3.1 to administer the Plan.

     "Common Stock" means the Common Stock, $.01 par value per share, of the Company.

     "Company" means Rag Shops, Inc., a Delaware corporation.

     "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     "Dividend Equivalents" means, with respect to Restricted Shares to be issued at the end of the Restriction Period, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic, equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

     "Domestic Relations Order" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     "Effective Date" means the date on which the Plan becomes effective pursuant to Section 1.2. "Equity Security" shall have the meaning ascribed to such term in Section 3 (a) (11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

     "Fair Market Value" of a share of the Common Stock on any day means the last sale price (or, if no last sale price is reported, the average of the closing high bid and low asked prices) for a share of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on NASDAQ or, if not reported on NASDAQ, as quoted by the National Quotation Bureau Incorporated, or if the Common Stock is listed on an exchange, on the principal exchange on which the Common Stock is listed. If for any day the Fair Market Value of a share of Common Stock, is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

     "Holder" means an employee of the Company or a Subsidiary or an independent contractor or consultant who has received an Award under Plan.

     "NASDAQ" means the Nasdaq Stock Market.

     "Plan" has the meaning ascribed thereto in Section 1.1.

     "Restricted Shares" means shares of Common Stock or the right to receive shares of Common Stock, as the case may be, awarded pursuant to Article VI.

     "Restriction Period" means a period of time beginning on the date of each award of Restricted Shares and ending on the Vesting Date with respect to such award.

     "Retained Distribution" has the meaning ascribed thereto in Section 6.3.

     "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor Rule, References to paragraphs of Rule 16b-3 shall include the comparable provisions of any successor Rule.

     "Subsidiary" of the Company means any present or future subsidiary (as defined in Section 424(f) of the Code) of the Company or any business entity in which the Company owns directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

     "Vesting Date" with respect to any Restricted Shares awarded hereunder means the date on which such Restricted Shares cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such award of Restricted Shares pursuant to
     Article VIII. If more than one Vesting Date is designated for an award of Restricted Shares, references in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each party of such Award and the Vesting Date of such part.

                                   Article III
                                 ADMINISTRATION

3.1 Committee. The Plan shall be administered by the Option Committee of the Board unless a different committee is appointed by the Board. The Committee shall be comprised of not less than two persons. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

3.2 Powers. The Committee shall have full power and authority to grant to eligible persons Restricted Shares under Article VIII of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan, and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees, independent contractors and consultants, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Committee in its discretion deems relevant.

3.3 Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons. No member of the Committee shall be liable for any action or determination made or take by him or the Committee in good faith with respect to the Plan.


                                   Article IV
                           SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be 300,000 shares. Shares of Common Stock will be made available from either the authorized but unissued shares of the Company or issued treasury shares. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7) and (ii) any Award of Restricted Shares that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares other than voting rights and the accumulation of Retained Distributions and unpaid Dividend Equivalents that are likewise forfeited), shall again be available for purposes of the Plan.

4.2 Adjustments. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a similar number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event (including mergers or consolidations other than those which constitute Approval Transactions) affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, make such adjustments to any or all of (i) the number and kind of shares which thereafter may be awarded, optioned, or otherwise made subject to the benefits contemplated by the Plan; (ii) the number and kind of shares subject to outstanding Awards, and (iii) the purchase or exercise price with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.

                                    Article V
                                   ELIGIBILITY

5.1 General. The persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall be such employees (including non executive officers) of the Company and its Subsidiaries or independent contractors or consultants as the Committee shall select. Awards may be made to employees, independent contractors or consultants who hold or have held Awards under this Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.


                                   Article VI
                                RESTRICTED SHARES

6.1 Grant. Subject to the limitations of the Plan, the Committee shall designate those eligible persons to be granted awards of Restricted Shares, shall determine the time when each such Award shall be granted, whether shares of Common Stock covered by awards of Restricted Shares will be issued at the beginning or the end of the Restriction Period and whether Dividend Equivalents will be paid during the Restriction Period in the event shares of the Common Stock are to be issued at the end of the Restriction Period, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each award of Restricted Shares and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and non assessable. All determinations made by the Committee pursuant to this Section 6.1 shall be specified in the Agreement.

6.2 Issuance of Restricted Shares at Beginning of the Restriction Period If shares of Common Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. At the discretion of the Committee such certificates shall either (i) remain in the custody of the Company and the Holder shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement or (ii) be delivered to the Holder bearing a restrictive legend either as provided for in this Section or as may be designated by the Committee obligating the Holder to return the Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not becoome vested in accordance with the Plan an the applicable Agreement.

6.3 Restrictions. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may in its sole discretion designate, paid or distributed on such Restricted Shares and to exercise all other rights, powers and privileges of a Holder of Common Stock with respect to such Restricted Shares; except, that (a) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (b) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 6.2; (c) other than such shares, dividends and distributions as the Committee may in its sole discretion designate, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (d) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (e) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

6.4 Issuance of Stock at the End of the Restriction Period. Restricted Shares issued at the end of the Restriction Period shall not constitute issued and outstanding shares of Common Stock and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an award of Restricted Shares, in each case until such shares shall have been transferred to the Holder at the end of the Restriction Period. If and to the extent that shares of Common Stock are to be issued at the end of the Restriction Period, the Holder shall be entitled to receive Dividend Equivalents with respect to the shares of Common Stock covered thereby either (i) during the Restriction Period or (ii) in accordance with the rules applicable to Retained Distributions, as the Committee may specify in the Agreement.

6.5 Cash Awards. In connection with any award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares at any time after such Restricted Shares shall have become vested. Such cash awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

6.6 Completion of Restriction Period. On the Vesting Date with respect to each award of Restricted Shares, and the satisfaction of any other applicable restrictions, terms and conditions (a) all or the applicable portion of such Restricted Shares shall become vested, (b) any Retained Distributions and any unpaid Dividend Equivalents with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested and (c) any cash award to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such
     Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide that the delivery of any Restricted Shares, Retained Distributions and unpaid Dividend Equivalents that shall have become vested, and payment of any cash awards that shall have become payable, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide.


                                   Article VII
                               GENERAL PROVISIONS

7.1  Acceleration of Restricted Shares.

     (a) Death or Disability. If a Holder's employment shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: in the case of Restricted Shares, the Restriction Period applicable to each such award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents shall become vested and any cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement.

     (b) Approved Transactions. In the event of any Approved Transaction, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: in the case of Restricted Shares, the Restriction Period applicable to each such award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents shall become vested and any cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction and/or will not terminate if not exercised prior to consummation of the Approved Transaction, if the Board or the surviving or acquiring corporation, as the case may be, shall have taken, or made effective provision for the taking of, such action as in the opinion of the Committee is equitable and appropriate to substitute a new Award for such Award or to assume such Award and in order to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.


7.2  Termination of Employment.

     (a) General. If a Holder's employment with the Company or a Subsidiary shall be terminated during the Restriction Period with respect to any Restricted Shares whether with or without cause or by reason of the Holder's resignation whether with or without cause, then such Holder's rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents and any cash awards shall be forfeited immediately.

     (b) Miscellaneous. The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company or any Subsidiary.

7.3 Right of Company to Terminate Employment. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Holder at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Holder and the Company or any Subsidiary.

7.4 Nonalienation of Benefits. No right or benefit under the Plan shall be subject to alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

7.5 Written Agreement. Each award of Restricted Shares shall be evidenced by a restricted shares agreement or grant, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single agreement or grant with such Holder. Each grantee of Restricted Shares shall be notified promptly of such grant and a written agreement shall be promptly executed and delivered by the Company and the grantee, provided that, in the discretion of the Committee, such grant of Restricted Shares shall terminate if such written agreement is not signed by such grantee (or his attorney) and delivered to the Company within 60 days after the date the Committee approved such grant. Any such written agreement or grant may contain (but shall not be required to contain) such provisions as the Committee deems appropriate (i) to ensure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company or (ii) to provide cash payments to the Holder to mitigate the impact of such penalty provisions upon the Holder. Any such agreement or grant may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 7.8(b).

7.6 Designation of Beneficiaries. Each person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

7.7  Termination and Amendment

     (a) General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Board or the Committee may at any time prior to the tenth anniversary of the Effective Date terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable; except that no such modification or amendment shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

     (b) Modification. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted, adversely affect the rights of such person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 7.7(a)), the Committee may amend outstanding Agreements with any Holder, including, without limitation, any amendment which would
     (i) accelerate the time or times at which the Award may be exercised and/or
     (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder's consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and issue a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 7.7(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time, or impair the enforceability of any such provision.

7.8 Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted.

7.9 Withholding. The Company's obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares, as appropriate, may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including, without limitation, the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.

7.10 Separability. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement or grant, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention, and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3.

7.11 Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise then under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

7.12 Exclusion from Pension and Profit-Sharing Computation. By acceptance of an Award, unless otherwise provided in the applicable Agreement or grant, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

7.13 Unfunded Plan. Neither the Company nor any Subsidiary shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by authorized but unissued Awards and the Plan shall constitute an "unfunded" plan of the Company. Except as provided in Article VI with respect to awards of Restricted Shares and except as expressly set forth in writing, no employee shall have voting or other rights with respect to shares of Common Stock prior to the delivery of such shares. Neither the Company nor any Subsidiary shall, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company and any Subsidiary to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

7.14 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

7.15 Accounts. The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary, as the case maybe, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 7.9.

7.16 Legends. Each certificate evidencing Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

7.17 Company's Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

                                   EXHIBIT 4.2

                                 Rag Shops, Inc.
                       Form of 1999 Stock Award Agreement

                FORM OF INCENTIVE STOCK AWARD AGREEMENT OR GRANT

                              INCENTIVE STOCK AWARD

     INCENTIVE STOCK AWARD (the "Award") dated as July 20, 1999 by RAG SHOPS, INC., a Delaware corporation (the "Company") to the individual employee named in the Company Stock Certificate identified in Exhibit A hereto (the "Key Employee").

     WHEREAS, the Key Employee has been recognized as a key employee of the Company; and

     WHEREAS, for the benefit of the Company's stockholders that would be derived from the additional Key Employee efforts arising from the incentive provided by this Award, the Company has granted to the Key Employee an award of those shares of the Common Stock of the Company identified in Exhibit A hereto (the "Shares").

     NOW THEREFORE, to evidence the Award and to set forth its terms and conditions, the Company and the Key Employee hereby agree as follows:

     1. Confirmation of Grant. By delivery of this Award and the original Shares to the Key Employee, the Company hereby evidences and confirms its grant of the Award to the Key Employee as of the date hereof. By accepting and holding the original Shares, the parties agree that such Shares shall be governed by the terms of this Award and the terms of the 1999 Rag Shop Incentive Stock Award Plan, a copy of which is attached in the Exhibit B hereto (the "Incentive Plan").

     2. Restrictive Period. The Shares shall vest on July 31, 2000 (the "Restrictive Period") and become subject to being owned by the Key Employee without restriction in their entirety provided that Key Employee remains an employee or active consultant of the Company from the date hereof through July 31, 2000.

     3. Term and Exercise of the Surrender of Shares. The Shares still subject to restriction shall be surrendered to the Company in the event Key Employee ceases for any reason to be either employed or actively engaged as a consultant by the Company, except where Key Employee's employment or engagement as a consultant is terminated by reason of disability or death. To the extent any of the Shares are no longer restricted under the terms of this Grant, the Company shall cause them to have the restrictive legend removed therefrom.

     4. Issuance of Shares of Common Stock. Certificates for the Shares shall be issued to the Key Employee to evidence this Grant made as of the date hereof and shall be validly issued, fully paid and non-assessable except as expressly provided herein and shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Key Employee will have the right to vote such Shares, to receive and retain such dividends and distributions, as the Company may in its sole discretion designate, pay or distribute on such Shares and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Shares; except, that the Key Employee may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Shares or any retained distributions or the Key Employee's interest in any of them during the Restrictive Period. Any stock dividends made or declared with respect to the Shares shall be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Shares until such time, if ever, as the Shares themselves shall have become vested.

     5. Rights in the Event of the Key Employee's Disability or Death. If a Key Employee's employment shall terminate by reason of disability or death, notwithstanding any contrary waiting period, installment period, vesting schedule or Restrictive Period in this Grant or in the Incentive Plan, any remaining Restrictive Period applicable to the Shares, if any, shall be deemed to have expired and all such Shares and any related stock dividends shall become vested and shall be delivered and paid over to the Key Employee.

     6. Termination of Employment. If a Key Employee 's employment with the Company or a subsidiary shall be terminated, whether with or without cause and whether by the Company or by the Key Employee's resignation, during the Restrictive Period then such Key Employee's rights to all Shares and stock dividends shall be forfeited immediately and returned to the Company. The Committee may determine, in accordance with the Incentive Plan provisions, whether any given leave of absence constitutes a termination of employment for the purposes of this Award. Awards made under the Incentive Plan shall not be affected by any change of employment so long as the Key Employee continues to be an employee or consultant engaged by the Company or any subsidiary thereof.

     7. No Limitation on Rights of the Company. The grant of this Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     8. Rights as a Stockholder. The Key Employee (or a transferee in the event of the Key Employee's death) shall have all of the rights of a stockholder with respect to any and all Shares except as set forth herein.

     9. Compliance with Securities Laws. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary as a condition of, or in connection with, the issuance of Shares hereunder, the Shares may not be sold, pledged or transferred by the Key Employee unless such listing, registration, qualification, consent or approval shall have been effected. Without limiting the foregoing, the Shares may not be sold by the Key Employee until a registration of the Shares has been effected under the Securities Act of 1933, as amended, unless, in the opinion of counsel for the Company, such registration is not required under such Act. Any stock certificates representing the Shares or associated stock dividends may bear an appropriate restrictive legend, if deemed necessary by the Company and during the Restrictive Period , the Key Employee consents to the Shares bearing the following restrictive legend .

     "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE INCENTIVE STOCK AWARD PLAN DATED JULY 20, 1999 AND THE TERMS OF GRANT MADE AS OF JULY 20, 1999 BY THE RAG SHOPS, INC. STOCK

     OPTION COMMITTEE INCLUDING THAT THE SHARES VEST IN THE REGISTERED OWNER NO SOONER THAN THE CLOSE OF BUSINESS OF JULY 31, 2000, UNLESS EXPRESSLY PROVIDED OTHERWISE BY THE PLAN OR TERMS OF GRANT."

     10. Award Not a Contract of Employment. This Award is not a contract of employment, and the terms of employment of the Key Employee shall not be affected in any way by this Award except as specifically provided therein. The grant and delivery of this Award shall not be construed as conferring any legal rights upon the Key Employee for a continuation of employment, nor shall it interfere with the right of the Company or any subsidiary to discharge the Key Employee and to treat Key Employee without regard to the effect which such treatment might have upon Key Employee in the capacity as holder of this Award.

     11. Notices. Notice to the Company or the Key Employee shall be deemed given if in writing and either mailed by certified mail or sent by confirmed telecopy to the Company at its principal executive offices, marked for the attention of the Chief Financial Officer or the Key Employee at the latest address shown on the Company's payroll or accounts payable ledger. Notice may be given at such other address and number as the Company may notify the Key Employee or the Key Employee may notify the Company; in each case with a copy to the following:

                           Sills Cummis Radin Tischman
                              Epstein & Gross, P.A.
                           One Riverfront Plaza
                           Newark, New Jersey 07102-5400
                           Attn: Stanley U. North, III, Esq.
                           Tel: (973) 643-7000
                           Fax: (973) 643-6500

     12. Entire Agreement. Except as set forth in the Incentive Plan, this Award constitutes the complete understanding between the parties with respect to the subject matter hereof and supersedes all prior understandings and commitments.

     13. Governing Law. Except to the extent preempted by applicable federal law, this Award shall be construed and enforced in accordance with, and governed by, the laws of Delaware without giving effect to the principles of conflicts of law thereof.

     IN WITNESS WHEREOF, the Company hereby confirms this Award as of the date hereof.

                                  RAG SHOPS, INC.


                                  By:___________________________________________
                                     Stanley Berenzweig, Chief Executive Officer

                                   EXHIBIT 5.1

   Opinion of Sills Cummis Radin Tischman Epstein & Gross, P.A. as to Legality

                                    August 16, 1999



Rag Shops, Inc.
111 Wagaraw Road
Hawthorne, New Jersey 07506

Gentlemen:

     We serve as your general outside counsel and are familiar with the Certificate of Incorporation, Bylaws and corporate proceedings generally of Rag Shops, Inc. (the "Company"). We have reviewed the corporate records as to the establishment of the Company's 1999 Incentive Stock Award Plan, which calls for the issuance of up to 300,000 shares of Common Stock to optionees upon their exercise of options that may be granted to them. Based upon such examination and considerations, we are of the opinion:

     1. That the Company is a duly organized and validly existing corporation under the laws of the State of Delaware; and

     2. That the Company has taken all necessary and required corporate actions in connection with the proposed issuance of 300,000 shares of Common Stock and that Common Stock, when issued and delivered, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Registration Statement and may not be circulated to, or relied upon by, any other person. We hereby consent to be named in the Registration Statement and the Prospectus which constitutes a part thereof as the attorneys who have passed upon legal matters in connection with the issuance of the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement.

                                    Yours truly,

                                    SILLS CUMMIS RADIN TISCHMAN
                                    EPSTEIN & GROSS, P.A.

                                    By:________________________

                                  EXHIBIT 23.2

                        Consent of Deloitte & Touche LLP

                       Consent of Independent Accountants





     We consent to the incorporation by reference in this Registration Statement of Rag Shops, Inc. on Form S-8 of our report dated November 11, 1998, appearing in the Annual Report on Form 10-K of Rag Shops, Inc. for the year ended August 29, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                    DELOITTE & TOUCHE LLP

Parsippany, New Jersey
August 12, 1999